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                                                                    EXHIBIT 23.2


                         CONSENT OF PETROLEUM ENGINEERS



April 7, 1999

The Wiser Oil Company
8115 Preston Road, Suite 400
Dallas, Texas 75225

Gentlemen:

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44171, 33-62441, 33-44172, 333-22525, and 333-
15083) relating to the stock incentive plans of The Wiser Oil Company (theCompany) of our reserves estimates included in the Annual Report on Form 10-K (the Annual Report) of the Company for the year ended December 31, 1998, and to the references to our firm included in the Annual Report. Our estimates of the oil, condensate, natural gas liquids (shown collectively as "Oil and NGL"), and natural gas reserves of certain properties owned by the Company are contained in our report entitled "Appraisal Report as of December 31, 1998 on Certain Properties owned by the Wiser Oil Company-Proved Reserves". Reserves estimates from our report are included in the sections "Principal Oil and Gas Properties," "Oil and Gas Reserves," and "Supplemental Financial Information for the years ending December 31, 1998, 1997 and 1996 (unaudited)-Oil and Gas Reserves." Also included in the third section mentioned above are reserves estimates from our "Appraisal Report as of December 31, 1995 on Certain Properties owned by the Wiser Oil Company--Proved Reserves," our "Appraisal Report as of December 31, 1995, on Certain Properties owned by Maljamar Wiser Inc.," our "Appraisal Report as of December 31, 1996, on Certain Properties owned by Maljamar Wiser Inc.," our "Appraisal Report as of December 31, 1996, on Certain Properties owned by The Wiser Oil Company--Proved Reserves, and our "Appraisal Report as of December 31, 1997 on Certain Properties owned by The Wiser Oil Company-Proved Reserves." In the sections "Summary Reserve and Operating Data" and "Oil and Gas Reserves," estimates of reserves, revenue, and discounted present worth set forth in our above mentioned reports have been combined with estimates of reserves, revenue, and discounted present worth prepared by another petroleum consultant. We are necessarily unable to verify the accuracy of the reserves, revenue, and present worth values contained in the Annual Report when our estimates have been combined with those of another firm.

                      Very truly yours,


                      /S/ DEGOLYER AND MACNAUGHTON

                      DeGOLYER and MacNAUGHTON